EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Vitesse Semiconductor Corporation
Camarillo, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-178346) and Form S-8 (Nos. 333-187148, 333-172694, 333-167604, 333-130002, 333-55466, 333-53463, 333-69631, 333-105156, 333-84460, 333-33918, 333-108230, 333-61576, and 333-40822) of Vitesse Semiconductor Corporation of our reports dated December 5, 2013, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Vitesse Semiconductor Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, California
December 5, 2013